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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement Nos. 33-39422, 33-51732 and 33-55393. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our reports.

ARTHUR ANDERSEN LLP

Chicago, Illinois
April 1, 2002

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  Exhibit 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS